EXHIBIT 10(a)

                        Consent of Deloitte & Touche LLP
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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-36507 of Ameritas Variable Life
Insurance Company Separate Account VA-2 on Form N-4 of our reports dated February 5, 2000, on the financial statements of Ameritas Variable Life Insurance Company and the subaccounts of Ameritas Variable Life Insurance Company Separate Account VA-2 appearing in the Statement of Additional Information, included in Post-Effective Amendment No. 4 to Registration Statement No. 333-36507, and to the reference to us under the heading "Experts" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP


Lincoln, Nebraska
November 21, 2000